FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2004

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition

On May 5, 2004, Evolving Systems, Inc. (“Evolving Systems”) issued a press release announcing its financial results for the first quarter ended March 31, 2004. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: May 5, 2004	By:	/s/ STEPHEN K. GARTSIDE, JR.
Stephen K. Gartside, Jr.

Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1

Press Release Issued by Evolving Systems, Inc. (“Evolving Systems”) announcing its financial results for the first quarter ended March 31, 2004. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.